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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     May 10, 2002



                                ICU MEDICAL, INC.

             (Exact name of registrant as specified in its charter)

          DELAWARE                   0-19974                    33-0022692
          --------                   -------                    ----------
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
     of incorporation)                                      Identification No.)

951 Calle Amanecer, San Clemente, California                       92673
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  (Address of principal executive offices)                      (Zip Code)

                                 (949) 366-2183
                                 --------------
               Registrant's telephone number, including area code


                                       N/A
                                       ---
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

         On July 15, 1997, the Board of Directors of ICU Medical, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of Company Common Stock to stockholders of record at the close of business on July 28, 1997. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, no par value (the "Preferred Stock"), at a Purchase Price of $50 per one one-hundredth of a share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Chase Mellon Shareholder Services, L.L.C., as Rights Agent. The Company's Amended Registration Statement on Form 8-A/A dated May 10, 2002 includes a summary description of the Rights.



         As of March 13, 2002, the Company and the Rights Agent amended the Rights Agreement to eliminate the adjustment to the number of Rights associated with each share of the Corporation's Common Stock in the event of a stock split, stock dividend or other similar event and to provide, instead that the Purchase Price will be adjusted to achieve the same economic result. This was done to avoid the potential confusion that would result from successively smaller fraction of a Right being associated with a share of Common Stock in the event of successive stock splits or dividends. The Amendment also reflected the change of the Rights Agent's name to Mellon Investor Services, L.L.C.

         As of May 10, 2002, the Company and the Rights Agent amended and restated the Rights Agreement to change the Purchase Price to $115 per one-hundredth of a share of the Preferred Stock and to restate in one document the Rights Agreement as amended to that date.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


(c)      Exhibits

1. Amended and Restated Rights Agreement, dated as of May 10, 2002 between ICU Medical, Inc. and Mellon Investor Services, L.L.C., as Rights Agent. The Exhibit is attached as Exhibit 2 to Form 8-A/A filed on May 14, 2002 and incorporated herein by reference.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 14, 2002

                                                 ICU MEDICAL, INC.



                                                  /s/ Francis J. O'Brien
                                                  ------------------------------
                                                  Francis J. O'Brien
                                                  Secretary, Treasurer and
                                                  Chief Financial Officer